UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2019

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-13063	81-0422894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Common Stock, $.001 par value	SGMS	Nasdaq Global Select Market

EXPLANATORY NOTE

On May 7, 2019, SciPlay Corporation (“SciPlay”), a subsidiary of Scientific Games Corporation (the “Company”), closed its initial public offering of a minority interest in the Company’s social gaming business (the “IPO”), selling 22,000,000 shares of its Class A common stock, $.001 par value per share (“SciPlay Stock”), at an offering price of $16.00 per share, pursuant to SciPlay’s registration statement on Form S-1 (File No. 333-230727), as amended.

Item 1.01.      Entry into a Material Definitive Agreement.

On May 7, 2019, in connection with the consummation of the IPO, SG Social Holding Company I, LLC and SG Social Holding Company, LLC, each a Nevada limited liability company and an indirect wholly owned subsidiary of the Company (together, the “SG Members”), entered into a tax receivable agreement (the “Tax Receivable Agreement”) with SciPlay and SciPlay Parent Company, LLC, a Nevada limited liability company (“SciPlay Parent LLC”). The Tax Receivable Agreement provides for the payment by SciPlay to the SG Members of 85% of the amount of tax benefits, if any, that it actually realizes, or in some circumstances is deemed to realize, as a result of (i) increases in the tax basis of the assets of SciPlay Parent LLC (a) in connection with the IPO, (b) resulting from any redemptions or exchanges of the applicable SG Member’s common member’s interests (“LLC Interests”) or (c) resulting from certain distributions (or deemed distributions) by SciPlay Parent LLC and (ii) certain other tax benefits related to SciPlay’s payments under the Tax Receivable Agreement. SciPlay Parent LLC will have in effect an election under Section 754 of the Internal Revenue Code effective for each taxable year in which a redemption or exchange of LLC Interests, in accordance with the operating agreement of SciPlay Parent LLC, for SciPlay Stock or cash occurs. These payments are not conditioned upon any continued ownership interest in either SciPlay Parent LLC or SciPlay by the SG Members. The rights of the SG Members under the Tax Receivable Agreement are assignable to transferees of their LLC Interests (other than SciPlay or SciPlay Parent LLC as transferee pursuant to subsequent redemptions or exchanges of the transferred LLC Interests). SciPlay is expected to benefit from the remaining 15% of tax benefits, if any, that it may actually realize.

Any amounts paid to the SG Members under the Tax Receivable Agreement will vary depending on a number of factors, including:

•                  the price of SciPlay Stock (a) in connection with the IPO, which was $16.00 per share and (b) at the time of any subsequent redemptions or exchanges;

•                  the fair value, which may fluctuate over time, of the depreciable or amortizable assets of SciPlay Parent LLC at the time of each redemption or exchange;

•                  the extent to which such redemptions or exchanges are taxable; and

•                  the amount and timing of SciPlay’s income.

The foregoing description is qualified in its entirety by the text of the Tax Receivable Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the IPO, on May 7, 2019, the Company and Barry L. Cottle, the Company’s President and Chief Executive Officer, entered into an amendment (the “Cottle Amendment”) to the Employment Agreement, dated as of May 4, 2018, by and between the Company and Mr. Cottle, to cancel the 2018-2020 LTIP, a cash-based long-term incentive award with a payout that would have been determined based on the performance of the Company’s social gaming business from 2018-2020.

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Simultaneously with the Company and Mr. Cottle entering into the Cottle Amendment, SciPlay and Mr. Cottle entered into an agreement (the “Social Award Agreement”) pursuant to which SciPlay granted Mr. Cottle an award of performance-conditioned restricted stock units (“performance-conditioned RSUs”) with respect to shares of SciPlay Stock, with a grant date value equal to approximately $12 million.  The performance-conditioned RSUs will vest based on 2020 fiscal year revenue and EBITDA metrics for SciPlay, with the performance-conditioned RSUs vesting in full if $720 million of revenue and $250 million of EBITDA are achieved for the 2020 fiscal year and forfeited in full if certain threshold goals are not met, and otherwise based on linear interpolation.  One-third of the performance-conditioned RSUs will vest based on achievement of the revenue metric and two-thirds will vest based on achievement of the EBITDA metric.  It is expected that revenue and EBITDA will be subject to certain customary adjustments.

The Social Award Agreement provides that, in the event Mr. Cottle’s employment with the Company and SciPlay is terminated without “Cause” or for “Good Reason” (each, as defined in the Social Award Agreement), Mr. Cottle would remain eligible to fully vest in the performance-conditioned RSUs, based on actual performance achieved.  In the event of a “change in control” of SciPlay (as defined in the SciPlay Long-Term Incentive Plan, which, as long as the Company remains a majority stockholder of SciPlay in respect of voting rights, includes a “change in control” of the Company, as defined in the Company’s 2003 Incentive Compensation Plan, as amended and restated), the performance-conditioned RSUs would vest based on the level of performance determined by the Compensation Committee of the Board of Directors of SciPlay (the “SciPlay Compensation Committee”), provided that, if Mr. Cottle’s employment with SciPlay had terminated without Cause or for Good Reason prior to such change in control, the performance-conditioned RSUs would vest at target (regardless of whether or not Mr. Cottle’s employment with the Company is terminated).

The SciPlay Compensation Committee will retain discretion to adjust the number of shares vesting in connection with the performance-conditioned RSUs in order to reflect changes in the price of SciPlay Stock between the date of the IPO and the date the performance-conditioned RSUs vest.

The foregoing description is qualified in its entirety by the text of the Cottle Amendment and the Social Award Agreement, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1*	Tax Receivable Agreement, dated May 7, 2019, by and among SciPlay Corporation, SciPlay Parent Company, LLC and each of the Members (as defined therein) from time to time party thereto
10.2*	Amendment to Employment Agreement, dated as of May 7, 2019, by and between Scientific Games Corporation and Barry L. Cottle
10.3*	Social Award Agreement, dated as of May 7, 2019, by and between SciPlay Corporation and Barry L. Cottle

*   Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: May 7, 2019	By:	/s/ Michael A. Quartieri
		Name:	Michael A. Quartieri
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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